EXHIBIT 23.1

               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in (i) the Registration Statement (Form S-8 No. 33-48075) pertaining to Bluegreen Corporation's Retirement Savings Plan, (ii) the Registration Statement (Form S-8 No. 33-61687) pertaining to Bluegreen Corporation's 1988 Amended and Restated Outside Directors Stock Option Plan and 1995 Stock Incentive Plan and (iii) the Registration Statement (Form S-8 No. 333-64659) pertaining to Bluegreen Corporation's 1998 Non-Employee Directors Stock Option Plan, Amended and Restated 1995 Stock Incentive Plan and Retirement Savings Plan of our report dated January 24, 2003, except for Note 21, as to which the date is February 10, 2003, with respect to the consolidated financial statements of Bluegreen Corporation included in the Transitional Annual Report (Form 10-KT) for the nine-month period ended December 31, 2002.

                                                  Ernst & Young LLP

March 27, 2003
West Palm Beach, Florida